SCHEDULE 14A INFORMATION
	     Proxy Statement Pursuant to Section 14(a) of the
		   Securities and Exchange Act of 1934

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant


Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


			    CHECKPOINT SYSTEMS, INC.
- - -----------------------------------------------------------------------------
		  (Name of Registrant as Specified in its Charter)

			    CHECKPOINT SYSTEMS, INC.
- - -----------------------------------------------------------------------------
		     (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act
	 Rule 14a-6(i)(3)
[ ] Fee computed on table below per exchange Act Rules 14a6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- - -----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- - -----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 1-11:

- - -----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- - -----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the For Schedule and the date of its filing.

(1) Amount Previously Paid: ...........................................

(2) Form Schedule or Registration Statement No: .......................

(3) Filing Party:......................................................

(4) Date Filed: .......................................................

		       CHECKPOINT SYSTEMS, INC.

			   550 Grove Road
			    P.O. Box 188
			 Thorofare, NJ  08086

			    ------------

		NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
		 to be held on Friday, April 29, 1994
			    ------------

  The Annual Meeting of Shareholders (the "Meeting") of Checkpoint Systems, Inc. (the "Company") will be held on Friday, April 29, 1994, at 10:00 a.m., local time, at the Company's corporate headquarters located at 550 Grove Road, Mid-Atlantic Corporate Center, Thorofare, New Jersey, for the following purposes:

    1. To elect one Class III director to hold office until the 1997 Annual Meeting of Shareholders and until his successor is duly elected and qualified; and

    2. To transact such other business as may properly come before the Meeting.

  You are cordially invited to attend the Meeting in person. The Board of Directors has fixed the close of business on March 9, 1994 as the record date for the Meeting. Only Shareholders of record at that date are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

  The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to sign, date and return the enclosed proxy promptly. Should you decide to attend the Meeting in person, you may revoke your proxy at that time.

				     NEIL D. AUSTIN
				     Secretary

March 29, 1994

		   CHECKPOINT SYSTEMS, INC.
			550 Grove Road
			 P.O. Box 188
		     Thorofare, NJ  08086

			---------------
			PROXY STATEMENT
			---------------

			    GENERAL

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Checkpoint Systems, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Meeting") which will be held on the date, at the time and place and for the purposes set forth in the foregoing notice, and any adjournment or postponement thereof. This proxystatement, the foregoing notice and the enclosed proxy are first being sent to shareholders of the Company (the "Shareholders") on or about
March 29, 1994.

  The Board of Directors does not presently intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.
If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominee of the Board of Directors in the election of the Class III director.

  Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

  At the close of business on March 9, 1994, the record date fixed for the determination of Shareholders entitled to notice of and to vote at the Meeting, there were outstanding 10,183,948 shares of the Company's Common Stock, $.10 par value per share (the "Common Stock") outstanding, each entitled to one vote. There is no other class of voting securities outstanding. The presence at the Meeting, in person or by proxy, of at least a majority of the votes that all Shareholders are entitled to cast shall constitute a quorum for purposes of conducting business. If the Meeting is adjourned, any unfinished business of the Meeting may be carried on at any continuation of the original meeting, notwithstanding that a quorum is not present at the continued meeting. In the election of the Class III director, Shareholders entitled to vote do not have cumulative voting rights.

Security Ownership of Principal Shareholders

  The following table sets forth certain information respecting the holdings of the parties who were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 7, 1994.
The parties named below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, except where otherwise indicated.

					Amount and Nature of    Percent of
Name and Address of Beneficial Owner    Beneficial Ownership    Common Stock(1)
- - ------------------------------------    --------------------    ---------------
Gintel Equity Management, Inc.                 605,000(2)            5.94
 6 Greenwich Office Park
 Greenwich, CT  06831

Albert E. Wolf                                 751,744(3)            7.38
 550 Grove Road
 P.O. Box 188
 Thorofare, NJ  08086
- - ------------
(1) Unissued shares subject to options exercisable within 60 days of March 7, 1994 are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned.

(2) Based on information supplied in a Schedule 13G dated December 31, 1993 and filed with the Securities and Exchange Commission on February 14, 1994 by Gintel Equity Management, Inc., a registered investment advisory firm, as being owned in its various managed accounts at December 31, 1993.

(3) Includes 3,460 shares held on behalf of Mr. Wolf as of March 7, 1994 by the custodian of the Company's Employees' Stock Purchase Plan, as to which Mr. Wolf has sole voting power; currently exercisable options to purchase 225,000 shares of Common Stock; 58,153 shares held in trust for Mr. Wolf in accordance with the Will of his late father, as to which Mr. Wolf is both a Trustee and income beneficiary and has sole voting power. Amount shown excludes 40,900 shares owned by Mr. Wolf's wife and 49,844 shares held in trust for Mr. Wolf's children, as to which Mr. Wolf's children are principal beneficiaries and Mr. Wolf is the income beneficiary, both as to which Mr. Wolf disclaims beneficial ownership.

Security Ownership of Management

  The following table sets forth certain information respecting the Common Stock of the Company beneficially owned by each director and nominee for director, the Chief Executive Officer and the four other most highly compensated executive officers of the Company other than the Chief Executive Officer, and by the group consisting of such persons and the other executive officers as of March 7, 1994. Each of the persons named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise stated.

					Amount and Nature of      Percent of
Name of Beneficial Owner                Beneficial Ownership    Common Stock(1)
- - ---------------------------             --------------------    ---------------
Dr. Roger D. Blackwell                        42,100(2)              .41
Richard J. Censits                            25,900(3)              .25
David W. Clark, Jr.                           65,000(4)              .64
Jermain B. Porter                             39,920(5)              .39
Albert Soffa                                  46,500(6)              .46
Peter Stern                                   30,154(7)              .30
Albert E. Wolf                               751,744(8)             7.38
Kevin P. Dowd                                151,989(9)             1.49
Steven G. Selfridge                          101,888(10)            1.00
Neil D. Austin                                25,715(11)             .25
Luis A. Aguilera                              80,000(12)             .79
All Directors and Officers as a Group      1,640,302(13)           16.11
  (16 persons)
- - ------------

(1)  See footnote 1 to previous table.

(2) Includes 42,000 shares subject to currently exercisable options to purchase the Company's Common Stock. All options reported herein and in the footnotes below are currently exercisable to purchase the company's Common Stock (the "Options").

(3)  Consists of 25,900 Options.

(4)  Consists of 50,000 Options.

(5) Includes 32,000 Options, and excludes 1,100 shares owned by Mr. Porter's wife, as to which Mr. Porter disclaims beneficial ownership.

(6)  Consists of 44,500 Options.

(7)  Consists of 18,500 Options.

(8)  See footnote 3 to the preceding table.

(9) Includes 150,000 Options and 1,989 shares held by the custodian of the Company's Employees' Stock Purchase Plan ("ESPP").

(10) Includes 101,000 Options and 888 shares held by the custodian of the ESPP.

(11) Includes 25,000 Options and 715 shares held by the custodian of the ESPP.

(12) Consists of 80,000 Options.

(13) See footnotes 1-12 above. Total shown includes 15,231 shares held by the custodian of the ESPP and excludes 700 shares held by an officer's wife as to which shares the officer disclaims beneficial ownership.


			   ELECTION OF DIRECTORS

Identification of the Directors to be Elected

  At the Meeting, the Shareholders will elect one Class III director to hold office until the 1997 Annual Meeting of Shareholders and until his respective successor has been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors expiring in each year. The term of the Company's two Class III directors, Albert E. Wolf and Peter Stern will expire at the Meeting. Pursuant to the Company's Amended and Restated By-Laws, a Director reaching the age of 70 is no longer qualified to stand for re-election; therefore, Mr. Stern will not stand for re-election. A successor has not yet been nominated.

  The Board of Directors has nominated Albert E. Wolf for election at the Meeting as the Company's Class III director and Mr. Wolf has indicated his willingness to continue to serve as a director. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result a substitute nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the substitute nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of Mr. Wolf.

  The nominee for election as the Class III director and the directors whose terms of office will continue after the Meeting, together with certain information about them, are as follows:


			     Director      Term
Name                  Age     Since       Expires    Positions with the Company
- - ----                  ---    --------     -------    --------------------------
Roger D. Blackwell     54     1990         1995      Director
Richard J. Censits     56     1985         1995      Director(1)(3)
David W. Clark, Jr.    56     1982         1996      Director(1)(3)
Jermain B. Porter      68     1981         1995      Director(2)
Albert Soffa           73     1984         1996      Director(1)(2)(3)
Albert E. Wolf         64     1969         1994      Chairman of the Board,
						       Chief Executive Officer,
						       and Director
- - ------------
(1) Member of the Company's Audit Committee.

(2) Member of the Company's Compensation and Stock Option Committee.

(3) Member of the Company's Corporate Development Committee.

Principal Occupations and Directorships Held by Each Nominee For Director and the Directors Whose Terms of Office Continue After the Meeting

  For more than the past five years, Dr. Blackwell has been a professor of marketing at the Ohio State University, the President of Roger Blackwell Associates, Inc., a consulting firm, and a member of the Board of Directors of Max & Erma's, Inc. In February, 1992, Dr. Blackwell became a member of the Board of Directors of Worthington Foods, Inc., and in September, 1992, a member of the Board of Directors of Paul Harris Stores, Inc.

  Mr. Censits has been President and Chief Executive Officer and a member of the Board of Directors of MedQuist, Inc. (formerly Summit Health Group, Inc.) a company that provides business and information services to hospitals and other health care providers nationwide, since 1987. Mr. Censits is a director of Penny Plate, Inc., EnergyNorth, Inc., DiMark, Inc., and MonTech International, Inc., a member of the Board of Trustees of the United Way of Camden County, New Jersey, and a Trustee of the University of Pennsylvania.

  Mr. Clark has been a managing director of Pryor & Clark, a company engaged in investments, since June, 1992. He served as President and Chief Operating Officer of Corcap, Inc. ("Corcap"), a company engaged in the manufacture of elastomer materials and components, from July, 1988 through June, 1992. From October, 1985 to July, 1988, Mr. Clark was the President and Chief Operating Officer of Lydall, Inc. ("Lydall"), a diversified manufacturing concern which manufactures industrial materials and components. Mr. Clark is a director of Acme United Corp., Corcap, Northeast Federal Corp., Conning & Company, and CompuDyne Corporation and Securities Software and Consulting, Inc.

  Mr. Porter has been a private consultant to business since January, 1982. Mr. Porter previously was a principal and consultant with Towers, Perrin, Forster & Crosby, international consultants to business in the management of human resources.

  Until October, 1992 and for more than five years prior to such date, Mr. Soffa served as director of Kulicke & Soffa Industries, Inc., a company engaged in the manufacture and sale of equipment for the semiconductor industry. Prior to March, 1987, he served as Vice Chairman and was a founder of that Company. Mr. Soffa is a director of Commercial Bancorporation of Colorado.

  Mr. Wolf has been Chairman of the Board since April, 1986, Chief Executive Officer of the Company since April, 1972, President of the Company from July, 1977 to April, 1986 and from July, 1991 through August, 1993, and a director of the Company since July, 1969. Mr. Wolf is a director of Lydall.

Meetings and Committees of the Board of Directors

  The Board of Directors held 4 regular and 2 special meetings during the past fiscal year.

  The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee and a Corporate Development Committee. Messrs. Censits, Clark and Soffa constitute the members of the Audit Committee; Messrs. Porter, Soffa and Stern constitute the members of the Compensation and Stock Option Committee; and Messrs. Censits, Clark and Soffa constitute the members of the Corporate Development Committee. The Audit Committee met once during the last fiscal year with the Company's independent public accountants to discuss the scope and results of the annual audit and questions of accounting and tax policy. The Compensation and Stock Option Committee acted at various times during the last fiscal year to approve salaries and benefits and compensation arrangements for the Company's officers and to grant stock options. The Corporate Development Committee, met once during the year to consider strategic financing alternatives, acquisitions and long-range goals of the Company. During the fiscal year, all directors attended all of the regularly scheduled meetings of the Board of Directors and of the committees on which they served.

Compensation Committee Interlocks and Insider Participation

  The Company's Compensation and Stock Option Committee (the "Committee") consists of Messrs. Porter, Soffa and Stern. None of the members of the Committee is, or, during the last fiscal year was, an officer or employee of the Company or any of its subsidiaries; however, Mr. Stern served as President of the Company from 1969 to 1977 and as Chairman of the Company from 1977 to 1985.

			   EXECUTIVE COMPENSATION

Cash, Bonus and Deferred Compensation

  The following table sets forth the total annual and long-term compensation paid by the Company for services in all capacities rendered during the fiscal years ended December 26, 1993, December 27, 1992 and December 29, 1991 to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer (the "Named Officers"):

			  Summary Compensation Table

						   Annual
						Compensation          Awards
					     --------------------     -------
								       Stock
					     Salary       Bonus       Options
Name and Principal Position          Year    ($)(1)       ($)(2)       ($)(3)
- - --------------------------           ----    -------      -------     -------
Albert E. Wolf                       1993    328,136            0      75,000
Chairman of the Board, Chief         1992    284,150            0           0
 Executive Officer and Director      1991    258,139            0           0

Kevin P. Dowd                        1993    247,102            0      75,000
President and                        1992    192,572            0           0
Chief Operating Officer              1991    172,219            0           0

Luis A. Aguilera                     1993    169,941            0      20,000
Senior Vice President -              1992    124,934            0      25,000
Manufacturing                        1991    115,803            0           0

Steven G. Selfridge                  1993    168,102            0      45,000
Senior Vice President -              1992    140,272            0      37,000
 Operations, Chief Financial         1991    104,877            0      15,000
 Officer and Treasurer

Neil D. Austin                       1993    163,708            0      15,000
Vice President - General             1992    139,449            0      35,000
 Counsel and Secretary               1991    121,353            0      10,000


- - ------------

(1) Amounts shown in the "Salary" column include payments to the Named Officers under the Company's Executive Supplemental Plan, a plan adopted in 1991 for those of its highly compensated officers who are excluded by Internal Revenue Service regulations from participating in the Company's 401(k) savings plans. Amounts shown for Mr. Aguilera reflect the Company's matching contributions under one of the Company's 401(k) Savings Plans as follows: 1993 - $4,941; 1992 - $3,434; 1991 - $2,985. Payments under the Executive Supplemental Plan were made to or for the benefit of the Named Officers as follows: Mr. Wolf:
1993 - $24,021; 1992 - $21,215; 1991 - $24,629; Mr. Dowd:  1993 - $18,272;
1992 - $14,522; 1991 - $17,707; Mr. Selfridge: 1993 - $13,273; 1992 - $11,227;
1991 - $9,730; Mr. Austin: 1993 - $12,010; 1992 - $10,450; 1991 - $11,009.
Amounts shown also reflect the Company's matching contribution under the Checkpoint Systems, Inc. Employee Stock Purchase Plan for the Named Officers as follows: Mr. Wolf: $884 (1993-1991); Mr. Dowd: $884 (1993-1991);
Mr. Selfridge: $884 (1993-1991); Mr. Austin:  $828 (1993) $676 (1992-1991).

(2) No bonus amounts were paid pursuant to the Company's Management Incentive Plan, described under the caption "Compensation Committee Report on Executive Compensation."

(3) Options reflected in the "Awards/Stock Options" column reflect grants of options to purchase the Company's Common Stock under the Company's Stock Option Plan (1992) and its predecessor plans, described under the caption "Compensation Committee Report on Executive Compensation."

  The Company does not grant SARs or restricted stock to officers.

  The aggregate value of personal benefits received by each executive officer named in the foregoing table during the last fiscal year did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for the Named Officer in the "Salary" and "Bonus" columns of the Summary Compensation Table above and thus is not required to be disclosed.

  Set forth below is further information with respect to grants of stock options made during the fiscal year ended December 26, 1993 under the Checkpoint Systems, Inc. Stock Option Plan (1992) to the Named Officers:

		   Option Grants in Last Fiscal Year
- - ------------------------------------------------------------------------------
								Potential
		    Individual Grants                           Realizable
- - ---------------------------------------------------------        Value at
							      Assumed Annual
		 Number of  % of Total                           Rates of
		Securities   Options/                          Stock Price
		Underlying    SAR's                            Appreciation
		 Options/  Granted to   Exercise                for Option
		   SAR's    Employees   or Base                 Term (2)(3)
		 Granted    in Fiscal    Price   Expiration  -----------------
Name              (#)(1)      Year       ($/Sh)     Date       5%($)   10%($)
- - ----             -------   ----------   -------- ----------  --------  -------
Albert E. Wolf      6,060      1.28     16.50    01/04/2003  $ 62,883 $159,358
		   18,940      4.00     16.50    07/04/2003  $209,002 $537,291
		   50,000     10.55      9.56    02/13/2004  $320,083 $823,047


Kevin P. Dowd       6,060      1.28     16.50    01/04/2003  $ 62,883 $159,358
		   18,940      4.00     16.50    07/04/2003  $209,002 $537,291
		   50,000     10.55      9.56    02/13/2004  $320,083 $823,047


Luis A. Aguilera    6,060      1.28     16.50    01/04/2003  $ 62,883 $159,358
		   13,940      2.94     16.50    07/04/2003  $153,827 $395,450


Steven G.           6,060      1.28     16.50    01/04/2003  $ 62,883 $159,358
  Selfridge        13,940      2.94     16.50    07/04/2003  $153,827 $395,450
		   25,000      5.27      9.56    02/13/2004  $160,042 $411,524


Neil D. Austin      6,060      1.28     16.50    01/04/2003  $ 62,883 $159,358
		    8,940      1.89     16.50    07/04/2003  $ 98,653 $253,610



- - -----------
(1) Table reflects a grant to each of the Named Officers listed to purchase the Company's Common Stock. For each of the named officers, the top figure reflects an incentive stock option ("ISO") and the bottom figure(s) reflect a grant which is not an ISO ("NSO"). Under the Checkpoint Systems, Inc. Stock Option Plan (1992) (the "Stock Option Plan"), options are immediately exercisable (subject to a six-month holding requirement in the case of management subject to Section 16 of the Securities Exchange Act of 1934) to purchase Common Stock; the term of such options is generally ten years (in the case of an ISO), and ten years and six months (in the case of an NSO).

(2) Represents gain that would be realized assuming the options were held until expiration and the stock price increased at compounded rates of 5% and 10% from the base price ($9.56 or $16.50 per share).

(3) The dollar amounts under these columns use the 5% and 10% rates of appreciation required by the Securities and Exchange Commission. This presentation is not intended to forecast possible future appreciation of the Company's Common Stock.

Option Exercises and Fiscal Year-End Option Values

  Set forth below is information with respect to options exercised and unexercised as of the fiscal year ended December 26, 1993 for each of the Named Officers.

Aggregated Option Exercises in Last Fiscal Year and FY End Option Values

						 Number of
						 Securities        Value of
						 Underlying      Unexercised
		  Shares Acquired on            Unexercised      In-the-Money
		   Exercise or With            Options/SAR's     Options/SAR's
		   Respect to Which            at FY-End(#)(2)  at FY-End($)(3)
		     Option Grants             ---------------  ---------------
		       Exercised      Value      Exercisable/     Exercisable/
Name                      (#)         ($)(1)     Unexercisable    Unexercisable
- - ----              ------------------  -------  ---------------  ---------------
Albert E. Wolf               0              0     225,000/0        559,375/0

Kevin P. Dowd           25,000        276,250     150,000/0        171,875/0

Luis A. Aguilera             0              0      80,000/0        137,500/0

Steven G. Selfridge     15,000        178,125     101,000/0        154,063/0

Neil D. Austin          10,000        100,000      25,000/0              0/0

- - ------------
(1) Represents the difference between the fair market value of the shares at the date of exercise and the exercise price multiplied by the number of shares acquired.

(2) The first number represents the number of exercisable but unexercised options; the second number represents the number of unexercisable options.

(3) The first number represents the value based upon the stock price at fiscal year-end of exercisable but unexercised options; the second number represents the value of unexercisable options.

Compensation of Directors

  In 1993, directors who were not employees of the Company received $1,000 each fiscal quarter and $2,000 for each Board of Directors' meeting that they attended. Directors who are employees of the Company do not receive any additional compensation for their service as directors.

  Effective April 29, 1992, the Company implemented the Checkpoint Systems, Inc. 1992 Director Bonus Award Plan, pursuant to which non-employee directors of the Company received performance units, the value of which varies based on the appreciation in value of the Company's Common Stock from the date of award until the payment date (two years from the date of award). The awards are payable in cash on such date to the participating directors. On April 29, 1992 the following awards of performance units under the 1992 Director Bonus
Award Plan were granted:  Mr. Blackwell - 8,000; Mr. Censits - 15,500;
Mr. Clark - 30,000; Mr. Porter - 8,000; Mr. Soffa - 15,500; and Mr. Stern - 8,000. For calculation purposes under the Plan, each unit was assigned a value of $8.125 which was the value of a share of the Company's common stock on the award date.

  In addition, non-employee directors are eligible to receive NSO's pursuant to a formula set forth in the Company's Employee Stock Option Plan (1992) (the "Stock Option Plan"), described in footnote (1) to the "Option Grants" table and under the heading "Compensation Committee Report on Executive Compensation." Under the Stock Option Plan, each non-employee member of the Board of Directors shall be granted a NSO on April 29, 1995 and on April 29 of each third year thereafter during which the Plan shall remain in effect, provided that the non-employee member of the Board of Directors is then serving in such position and provided further that there are then available sufficient shares under this Plan each such NSO will cover the lesser of (i) 5,000 shares (approximately adjusted if necessary for stock dividends, stock split or other changes) of common stock, (ii) a number of shares of common stock having an aggregate fair market value on the date of grant equal to $100,000, or (iii) the number of shares then available under the applicable limits of the plan.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning the financial interests of the Company's senior management with those of its shareholders. In furtherance of these goals, and because the Committee believes that it is appropriate that senior management have a greater portion of their compensation at risk than other employees, annual cash base salaries of senior management are generally set somewhat below what the Company (based on a review of various analytical data secured from outside consultants) believe to be salary levels paid to senior management of similar sized companies with comparable responsibilities. Annual base salary and longer term incentive compensation provides an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the Shareholders. Neither type of compensation is formula driven and both types are variable and closely tied to the Company's performance in a manner that encourages a sharp and continuing focus on building profitability and shareholder value.

In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, an annual salary plan for each of the Company's senior executives (other than the Chief Executive Officer). This salary plan is developed by the Company's human resources staff based on a review of industry, peer group and national surveys of compensation levels, historical compensation policies of the Company, and, to a large extent, subjective judgments of the Committee relating to the past and expected future contribution, level of experience, leadership abilities and overall performance. In addition, the Committee is advised, from time to time upon request, by independent compensation consultants concerning compensation competitiveness.

The Committee also reviews and fixes the base salary of the Chief Executive Officer based on a review of similar data and the Committee's subjective assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. For 1993, Mr. Wolf's compensation was formulated by the Committee based on these factors as well as the Committee's expectation that revenue growth of the Company would continue in the 25% to 30% range and that significant structural changes would have to be made in 1993 for the long-term benefit of the Company. Mr. Wolf's salary and incentive program was approved by unanimous vote of the Board of Directors (with
Mr. Wolf abstaining). Mr. Wolf's base salary for the fiscal year 1993 included a 9% increase over his prior base salary. In addition, Mr. Wolf was given the right to participate in a pool equal to 15% of the result of (a) the Company's post-tax, pre-bonus earning for the year, less (b)
15% of the shareholders equity at the beginning of the year. Mr. Wolf's participation percentage was 25%. No payments were paid out under this plan in 1993.

In addition to salary, senior management of the Company has the potential to receive additional compensation from one of three possible sources: the Company's Profit Incentive Plan (formerly the Management Incentive Plan), discretionary management bonuses and the Checkpoint Systems, Inc. Stock Option Plan (1992).

Originally adopted in 1978, the Management Incentive Plan ("MIP") provided for annual distributions to be made out of a bonus pool to certain executive officers in the event the Company met certain pre set fiscal objectives which were set by the Board of Directors each year. Because the Company did not meet the Plan's minimum financial requirements in 1993, no payments were paid under the MIP for 1993 and there were no discretionary management bonuses paid for 1993.

For 1994 and subsequent years, the Board of Directors has approved an amended MIP and has designated such revised plan the Profit Incentive Plan ("PIP"). The Chief Executive Officer, President and all Vice Presidents will participate in the PIP. Under the PIP, no bonus pool will be created unless pre-tax, pre-bonus earnings exceed 18% of the beginning balance of Shareholders Equity for the relevant year. If such earnings are attained, a bonus pool will be created and will be equal to
(i) 3% of all pre-tax, pre-bonus earnings, plus (ii) 6% of pre-tax, pre-bonus earnings in excess of 27% of the beginning balance of Shareholders Equity for the relevant year. Distribution of the pool, if any, will be automatically determined as follows: 20% to Mr. Wolf; 15% to Mr. Dowd; 8% to Mr. Aguilera; 8% to Mr. Selfridge; 4% to Mr. Austin; 8% to Mr. Reilly, the Company's Senior Vice President-Americas' and Pacific Rim; 8% to Mr. Smith, the Company's Senior Vice President- Marketing and Western European Operations; 4% to Mr. Farestad, the Company's Vice President- Research and Development; and 4% to Mr. Cavaliere, the Company's Vice President- Customer Service. The remaining 21% may be divided among the foregoing at the discretion of the Committee taking into account such subjective factors as they determine to be appropriate under the circumstances. The Board of Directors, in conjunction with the Compensation Committee recommendation, has determined that setting a minimum floor on the PIP before any bonus pool is created, equal to 18% of the beginning balance of Shareholder Equity, focuses the executive management of the Company on first addressing the minimum appropriate level of shareholder value increases. Only after attaining this appropriate return for shareholders, will senior management begin to participate in the PIP.

In order to provide incentives to employees over the longer term, the Company maintains a stock option plan. At various times during the year, the Committee grants options to purchase the Company's Common Stock under the Checkpoint Systems, Inc. Stock Option Plan (1992) (the "Stock Option Plan"). The Company has granted options under various plans since 1982, but the current plan has been in effect since 1987. Under this plan, as most recently approved by the Shareholders at the 1992 Annual Meeting of Shareholders, the Committee has the authority to grant both incentive and non-incentive options to purchase the Company's Common Stock at an exercise price of at least 100% of the fair market value on the date of grant. All employees of the Company and its affiliates are eligible to receive awards of options thereunder; non-employee directors may only receive non-incentive options pursuant to a formula set forth in the Stock Option Plan. The maximum number of shares available for option under the Plan from its inception is 3,000,000; 226,500 remain available for grant thereunder as of March 7, 1994. The Committee believes that the Stock Option Plan has been well-received by employees and directors as a way to attract and retain quality management and encourage them to strive for the long-term success of the Company.

Stock option awards under the Stock Option Plan typically are granted annually, although several grants were made in 1993. In fixing the grants of stock options to the individual senior management group during 1993, including the Named Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer the recommended individual awards, taking into account such facts and subjective issues such as the respective scope of accountability, strategic and operational goals, anticipated performance requirements and contributions of each of the senior management group and information on previous awards under the Stock Option Plan. The award to the Chief Executive Officer was fixed separately by the Committee and was based, among other things, upon a subjective review of competitive compensation data from several surveys, data from selected peer companies, information regarding his total compensation and historical information regarding his long-term compensation awards as well as the Committee's subjective evaluation of his past and expected future contributions to the Company's achievement of long-term performance goals, including revenue and earnings growth.

The Committee believes that its past grants of options and the Profit Incentive Plan have successfully focused the Company's senior management on building profitability and shareholder value.

					The foregoing report submitted by:

					Jermain B. Porter
					Albert Soffa
					Peter Stern


Stock Price Performance Graph

       [Stock Price Performance Graph filed separately under Form SE]

  Assumes $100 invested on December 23, 1988 in Checkpoint Systems, Inc. Common Stock, the Center for Research in Security Prices ("CRSP Index") for NYSE/AMEX/NASDAQ Stock market, the CRSP Index for NYSE/AMEX/NASDAQ Electronic Components and Accessories and the NASDAQ Electronic Component Industry Index.

  On October 29, 1993, the Company changed its stock exchange listing from NASDAQ to the New York Stock Exchange, therefore, the Company has selected different index comparisons from those used in the prior year. The graph includes the NASDAQ Electronic Component Industry Index which was used in the prior year for comparison purposes.

		 RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Coopers & Lybrand ("Coopers"), the Company's independent certified public accountants for the year 1993, have been selected to continue for the year 1994. A representative of Coopers is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so. The representative is also expected to be available to respond to appropriate questions.

			 SHAREHOLDER PROPOSALS

  In order for Shareholder proposals to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Shareholders, such proposals must be received by the Company no later than November 28, 1994.

		    COST OF SOLICITATION OF PROXIES

  The Company will bear the cost of the solicitation of the Board of Directors' proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries incurred in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company who will not be specifically compensated therefor, or by a professional proxy solicitation organization engaged by the Company.

		       ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO NEIL D. AUSTIN, SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

			CHECKPOINT SYSTEMS, INC.

	    Annual Meeting of Shareholders - April 29, 1994


The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the "Company), revoking all previous proxies, hereby appoints Neil D. Austin and Steven
G. Selfridge, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Friday, April 29, 1994, at 10:00 a.m., at 550 Grove Road, Mid-Atlantic Corporate Center, Thorofare, New Jersey, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the following matters. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR THE CLASS III DIRECTOR.
THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CHECKPOINT SYSTEMS, INC.

(Please mark, date and sign on reverse side)

	PLEASE MARK YOUR
[ ]     VOTES AS IN THIS
	EXAMPLE

The Board of Directors recommends a vote FOR the Item listed below:

1.      Election of        FOR        WITHHELD      Nominee:  Albert E. Wolf
	Class III          [  ]        [    ]
	Director

SIGNATURE(S)......................... DATE ............................
NOTE:   Please sign this Proxy exactly as name(s) appear in address.
When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is held in the name of two or more persons, all such persons should sign.